UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2014 (June 13, 2014)

Education Management Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 562-0900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2014, Danny D. Finuf resigned from the position of President - Brown Mackie Colleges. Mr. Finuf’s resignation is effective June 20, 2014.

Item 8.01 - Other Events.

As previously disclosed in the periodic reports of Education Management Corporation (the “Company”), the Company has been cooperating with the City Attorney of the City of San Francisco, California (the “City Attorney”) since December 2011 when the Company received a letter from the City Attorney requesting information related to student recruitment and indebtedness, including recruiting practices and job placement reporting, among other issues, by The Art Institute of California - San Francisco and all other Art Institute locations in California (collectively, the “California Art Institutes”).

On June 17, 2014, the Company entered into an Assurance of Voluntary Compliance (the “Assurance”) with the City Attorney for the purpose of resolving disputed claims, avoiding the expense of further litigation, and permitting the Company to focus on its education mission with regard to its students. Under the Assurance, without admitting liability, the Company has agreed to pay the aggregate amount of approximately $4.4 million, consisting of $1.95 million to the City Attorney for fees and costs of the investigation and to carry out the purpose of the Assurance, $1.6 million to fund a scholarship program for students who enrolled in The Art Institute of California - San Francisco or one of the California Art Institutes diploma or degree programs and did not obtain their diplomas or degrees and $850,000 for an unrestricted scholarship program for students attending one of the California Art Institutes.

As part of the Assurance, the California Art Institutes agreed to, among other things: disclosure to be provided, and prescribed calculation methods, for placement rates, actual or average salaries, graduation and completion rates, transfer rates, retention rates, cohort default rates, and percentage of enrollees who finish a diploma or undergraduate degree program earlier than the planned time for completion of the diploma or undergraduate degree program; disclosure to be provided related to financial aid; training of California Art Institutes employees involved in the collection of graduate employment information; provision of appropriate placement representative-to-student ratios at each of its schools and certain placement assistance services; termination of any employee who it is determined provided or attempted to provide materially false graduate employment information for inclusion in the placement data to be published by a California Art Institute; reporting of data to the City Attorney regarding compliance with the Assurance; hiring of an independent auditor to conduct an audit of placement rates; and maintenance of written records regarding compliance with the Assurance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION

By:	/s/ J. Devitt Kramer
Name:	J. Devitt Kramer
Title:	Senior Vice President, General Counsel & Secretary

Dated:  June 17, 2014